Exhibit 99.1

Behringer Harvard Acquires Two Properties in

Dallas-Fort Worth Metroplex

DALLAS, December 29, 2006 – Behringer Harvard, a Dallas-based commercial real estate company, announced today its separate acquisitions of Bent Tree Green and Las Colinas Commons, two properties located in the Dallas-Fort Worth Metroplex. Bent Tree Green is a three-story office building situated in Dallas’s Platinum Corridor, and Las Colinas Commons is a three-building office portfolio located within the Las Colinas submarket in Irving, Texas.

“These two properties are an excellent complement to our real estate portfolio,” said Robert M. Behringer, founder and CEO of Behringer Harvard. “We are pleased to buy these well-located assets for our investors.”

Located at 17300 Dallas Parkway, Bent Tree Green features two three-story landscaped atriums and contains 138,448 square feet of rentable space. Constructed in 1983, the building is served by two levels of below-grade parking with 339 parking spaces, along with 93 surface spaces. Offices on the building’s east side enjoy views overlooking the Bent Tree Country Club golf course.

Bent Tree Green is more than 70 percent leased to 19 tenants including Colonial Realty Limited Partnership, a national real estate investment trust; and CMC Commercial Realty Group, Inc., a commercial real estate firm.

The Las Colinas Commons portfolio contains buildings at 1525, 1555 and 1621 West Walnut Hill. The portfolio contains almost 240,000 square feet of rentable space. These buildings were constructed in various phases from 1979 through 2001, including interim renovations. The three buildings use adjacent surface parking lots with 1,155 spaces.

The Las Colinas portfolio is 67 percent leased to four tenants. First Horizon Home Loan Corporation, one of the largest lenders and loan servicers in the United States, occupies 73 percent of 1555 Walnut Hill.

Behringer Harvard plans significant building renovations and upgrades at the Bent Tree and Las Colinas assets. Improvements will be made to physical components including roof, heating and air conditioning. Other renovations include lobby, elevator and other upgrades in addition to landscaping enhancements.

“These physical improvements, when combined with a strong marketing program, should provide our investors with the potential for significant value appreciation within a relatively short holding period,” said Behringer.

The Bent Tree Green and Las Colinas Commons properties were acquired by Behringer Harvard Opportunity REIT I, Inc., which also owns equity and debt investments in assets located in Texas, Nevada, Minnesota, Massachusetts and Missouri.

About Behringer Harvard

Behringer Harvard is an integrated commercial real estate company investing in assets domestically and internationally. The company offers strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc., that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards/Gravelle katie_myers@richards.com 214.891.5842	Jason Mattox Executive Vice President Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Marketing Manager Behringer Harvard bmarler@behringerharvard.com 469.341.2312